EXHIBIT 10.3

                               REVISED TERM SHEET



The intent of this document (the "Revised Term Sheet") is to set out the terms of an agreement between RMS Titanic, Inc., a Florida corporation, having it principal place of business at 3340 Peachtree Road, Suite 2250, Atlanta, Georgia 30326 ("RMST") and Legal Access Technologies, Inc. (LAT) a Nevada corporation having its offices in Atlanta, Georgia, made with effect as of this 30th day of November, 2005. This document is intended to be a binding agreement between RMST and LAT.

                                 Confidentiality

The terms and conditions described in this Term Sheet including its existence shall be confidential information and shall not be disclosed to any third party. If either party determines that it is required by law to disclose information regarding this Term Sheet or to file this Term Sheet with any governmental agency or authority, it shall, within a reasonable time before making any such disclosure or filing, consult with the party regarding such disclosure or filing and seek confidential treatment for such portions of the disclosure or filing as may be requested by the other party.

                          Proposed Terms and Conditions

1.       Overview

RMST owns full title and right to the wreck of the Carpathia, including all appurtenances and cargo thereto, now resting in the North Atlantic (the "Carpathia"). RMST and LAT wish to enter into an agreement under which LAT will acquire from RMST: (1) a three percent (3%) ownership interest in the Carpathia; and (2) a twenty-five (25) year license to work together with RMST to conduct future salvage expeditions to the Carpathia (the "Joint Expeditions"). Subject to the conditions detailed below, during the term of this license agreement, LAT shall be entitled to full and clear title to one-half of the artifacts recovered by LAT and RMST during their Joint Expeditions to the Carpathia.

2.       Terms

                   LAT agrees to purchase from RMST, and RMST agrees to sell to LAT for the price of $500,000 (FIVE HUNDRED THOUSAND DOLLARS) a three percent (3%) ownership interest in the Carpathia. Payment for this acquisition shall be made as follows:

                                    A. $100,000 (ONE HUNDRED THOUSAND DOLLARS)
                  will be paid to RMST on or before December 12, 2005. In the event that complete payment by LAT under this section is not timely made, RMST shall have the sole and exclusive option to terminate this Revised Term Sheet, such that this Revised Term Sheet shall be void and of no legal effect.
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                                    B. $400,000 (FOUR HUNDRED THOUSAND DOLLARS)
                  will be paid on or before February 15, 2006. In the event that complete payment by LAT under this section is not timely made, RMST shall have the sole and exclusive option to terminate this Revised Term Sheet, such that this Revised Term Sheet shall be void and of no legal effect, except that RMST shall be entitled to retain the moneys paid by LAT pursuant to section 2(A) above.

                  LAT further agrees to purchase from RMST, and RMST further agrees to sell to LAT for the price of $200,000 (TWO HUNDRED THOUSAND DOLLARS) a twenty-five (25) year license to conduct Joint Expeditions with RMST to the Carpathia for the purpose of exploring and salvaging the Carpathia. Payment for this acquisition shall be made as follows:

                                    C. RMST shall have the right of first
                  refusal on all artifacts recovered from the first Joint Expedition to the Carpathia until the total value of all of the artifacts selected by RMST totals $200,000 (TWO HUNDRED THOUSAND DOLLARS). Thereafter, the parties agree to share evenly in the artifacts recovered from the first Joint Expedition, in accordance with the appraisal issues addressed in section 3 (D) below.


3.       Mutual Contributions

A. Salvage Efforts. Joint Expeditions. Except as defined below in section 3(B), all salvage expeditions to the Carpathia will be made as joint-ventures between the parties and will be conducted as Joint Expeditions. Except as provided in sections 2(C) (right of first refusal) and 3(E) (RMS Titanic related artifacts), title to individual artifacts recovered during the Joint Expeditions will be divided evenly between RMST and LAT in accordance with the appraisal provision of section 3(D) below. For purposes of illustration only, each party will obtain full and clear title to certain of the artifacts recovered during a Joint Expedition; the parties will not share title to any of the recovered artifacts. Both parties mutually agree that they will be commercially reasonable when planning and conducting Joint Expeditions to the Carpathia and when dividing the recovered artifacts.

B. Independent Expeditions. During the twenty-five year term of this agreement, either party has a limited right to conduct its own independent expeditions to the Carpathia (an "Independent Expedition") only in the following limited circumstances: (1) either party lacks the resources to finance an expedition; or (2) either party alters its business plan such

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     that  conducting  an  expedition  to the  Carpathia  is no longer a desired course of business; or (3) such other course of events which renders impracticable one parties' ability to conduct Joint Expeditions; or (4) either party gives prior written consent to the other to conduct an Independent Expedition. In the event that one party conducts an Independent Expedition during the term of this agreement, said party shall be entitled to full and complete title to any and all artifacts recovered during the Independent Expedition. In the event that one party conducts an Independent Expedition during the term of this agreement, the license, rights, duties, and obligations created herein continue unabated upon completion of the Independent Expedition. For purposes of illustration, if RMST conducts an Independent Expedition, it is entitled to ownership of all artifacts recovered during the Independent Expedition. Thereafter, the right of RMST to conduct additional Independent Expeditions is once again subject to the limitations contained in this section - section 3(B).

C. The parties agree to work diligently to conduct the first Joint Expedition to the Carpathia during the first available weather window. Unless otherwise agreed to in writing, all costs and expenses of the Joint Expeditions will be split evenly between the parties.

D. Appraisal. The parties recognize that the division of the artifacts recovered from the Carpathia will depend on a fair market valuation of the artifacts issued by a third-party appraiser. Accordingly, the parties must agree in writing prior to the commencement of all Joint Expeditions on the name of appraiser to be used for the purpose of determining a fair market value for the recovered artifacts. All appraisal costs will be shared equally between the parties.

E. RMS Titanic related artifacts. The parties recognize: (1) that RMST is the custodian of, and retains a valuable lien on the collection of artifacts recovered  from the  wreck of the RMS  Titanic;  (2) that  RMST  tours  its collection of Titanic artifacts in exhibitions throughout the world; (3) that as the vessel that rescued the Titanic survivors, there are certain artifacts believed to be on the Carpathia, including but not limited to Titanic related plaques, memorials, trophies and other memorabilia, which artifacts the parties agree must be made a part of the RMST Titanic Collection. To that end, the parties agree that in all future expeditions to the Carpathia conducted under the terms of this agreement, RMST shall have the right to retain all recovered artifacts that are reasonably related to the RMS Titanic, or which in the sole opinion of RMST, would enhance its Titanic collection as a result of the relationship shared between the two vessels.

F. The parties agree to take all necessary steps to forthwith incorporate all of the terms of this binding term sheet into a more detailed definitive agreement (the "Definitive Agreement").

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G.   The execution of this Revised Term Sheet will serve to supercede, void, and terminate ab initio the Term Sheet dated November 29, 2005.


4.   Representations

         LAT  hereby represents and warrants

          1 That it has the right and complete authority to enter into this agreement and to undertake the obligations set forth herein.

          2. That is a valid and existing corporation in good standing in its state of incorporation, as specified in the preamble to this term sheet.

          3 That this Term Sheet has been duly executed by it and is enforceable against it in accordance with its terms.


         RMST  hereby represents and warrants

          1 That it has the right and complete authority to enter into this agreement and to undertake the obligations set forth herein.

          2. That is a valid and existing corporation in good standing in its state of incorporation, as specified in the preamble to this term sheet.

          4 That this Term Sheet has been duly executed by it and is enforceable against it in accordance with its terms.



RMS Titanic, Inc.

By:      ______________________________
Name:    ______________________________
Title:   ______________________________

Legal Access Technologies, Inc.

By:      ______________________________
Name: ______________________________
Title:   ______________________________